UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934 (Amendment No.    )

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ARATANA THERAPEUTICS, INC.

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Aratana Therapeutics, Inc.

PROXY STATEMENT

Annual Meeting of Stockholders

June 19, 2014
9:00 a.m. (Eastern Time)

ARATANA THERAPEUTICS, INC.

1901 OLATHE BOULEVARD, KANSAS CITY, KANSAS 66103

April 29, 2014

To Our Stockholders:

You are most cordially invited to attend the 2014 Annual Meeting of Stockholders of Aratana Therapeutics, Inc. at 9:00 a.m. local time, on Thursday, June 19, 2014, at the offices of Latham & Watkins LLP, John Hancock Tower, 20th Floor, 200 Clarendon Street, Boston, Massachusetts 02116.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. If you would like to attend the Annual Meeting, you must call 1-844-ARATANA (272-8262) no later than 5:00 p.m. Central time on June 17, 2014 to have your name placed on the attendance list. Please see the section called “Who Can Attend the 2014 Annual Meeting of Stockholders?” on page 3 of the proxy statement for more information about how to attend the meeting in person.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,

Steven St. Peter, M.D.

President and Chief Executive Officer

Notice of Annual Meeting of Stockholders

To Be Held Thursday, June 19, 2014

ARATANA THERAPEUTICS, INC.

1901 OLATHE BOULEVARD, KANSAS CITY, KANSAS 66103

The Annual Meeting of Stockholders (the “Annual Meeting”) of Aratana Therapeutics, Inc., a Delaware corporation (the “Company”), will be held at the offices of Latham & Watkins LLP, John Hancock Tower, 20th Floor, 200 Clarendon Street, Boston, Massachusetts 02116 on Thursday, June 19, 2014, at 9:00 a.m. local time, for the following purposes:

To elect Laura A. Brege, Robert “Rip” Gerber and Wendy L. Yarno as Class I Directors to serve until the 2017 Annual Meeting of Stockholders, or until their respective successors shall have been duly elected and qualified;

To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014; and

To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof.

Holders of record of our Common Stock as of the close of business on April 23, 2014 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment thereof. A complete list of such stockholders will be open to the examination of any stockholder at our principal executive offices at 1901 Olathe Boulevard, Kansas City, Kansas 66103 for a period of ten days prior to the Annual Meeting and on the day of the Annual Meeting. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting in person, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

John C. Ayres

Secretary

Kansas City, Kansas

April 29, 2014

Proxy Statement

ARATANA THERAPEUTICS, INC.

1901 OLATHE BOULEVARD, KANSAS CITY, KANSAS 66103

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Aratana Therapeutics, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Thursday, June 19, 2014 (the “Annual Meeting”), at the offices of Latham & Watkins LLP, John Hancock Tower, 20th Floor, 200 Clarendon Street, Boston, Massachusetts 02116 at 9:00 a.m. local time, and at any continuation, postponement, or adjournment thereof. Holders of record of shares of Common Stock, $0.001 par value (Common Stock”), as of the close of business on April 23, 2014 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment thereof. As of the Record Date, there were approximately 29,447,502 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

This proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2013 (the “2013 Annual Report”) will be released on or about May 2, 2014 to our stockholders on the Record Date.

In this proxy statement, “Aratana”, “Company”, “we”, “us”, and “our” refer to Aratana Therapeutics, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON THURSDAY, JUNE 19, 2014

This Proxy Statement and our 2013 Annual Report to Stockholders are available at http://www.proxyvote.com/

Stockholders may receive directions to attend the meeting in person by calling 1-844-ARATANA (272-8262).

PROPOSALS

At the Annual Meeting, our stockholders will be asked:

To elect Laura A. Brege, Robert “Rip” Gerber and Wendy L. Yarno as Class I Directors to serve until the 2017 Annual Meeting of Stockholders, or until their respective successors shall have been duly elected and qualified;

To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014; and

To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

RECOMMENDATIONS OF THE BOARD

The Board of Directors, or Board, recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:

FOR the election of Laura A. Brege, Robert “Rip” Gerber and Wendy L. Yarno as Class I Directors; and

FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014.

If any other matter properly comes before the stockholders for a vote at the Annual Meeting the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

INFORMATION ABOUT THIS PROXY STATEMENT

Why you received this proxy statement. You are viewing or have received these proxy materials because Aratana’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Aratana is making this proxy statement and its 2013 Annual Report available to its stockholders electronically via the Internet. On or about May 2, 2014, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2013 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2013 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us to deliver a single Internet Notice or set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Internet Notice or one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Internet Notice or proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Internet Notice or proxy materials, contact Broadridge Financial Solutions, Inc. at (800) 542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Internet Notices or proxy materials for your household, please contact Broadridge at the above phone number or address.

Questions and Answers about the 2014 Annual Meeting of Stockholders

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

The Record Date for the Annual Meeting is April 23, 2014. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 29,447,502 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

WHAT IS THE DIFFERENCE BETWEEN BEING A “RECORD HOLDER” AND HOLDING SHARES IN “STREET NAME”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN “STREET NAME”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your bank or brokerage firm.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

WHO CAN ATTEND THE 2014 ANNUAL MEETING OF STOCKHOLDERS?

You may attend the Annual Meeting only if you are an Aratana Stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. If you would like to attend the Annual Meeting, you must call 1-844-ARATANA (272-8262) no later than 5:00 p.m. Central time on June 17, 2014 to have your name placed on the attendance list. In order to be admitted into the Annual Meeting, your name must appear on the attendance list and you must present government-issued photo identification (such as a driver’s license). If your bank or broker holds your shares in street name, you will also be required to present proof of beneficial ownership of our Common Stock on the Record Date, such as the Internet Notice you received from your bank or broker, or a bank or brokerage statement or a letter from your bank or broker showing that you owned shares of our Common Stock at the close of business on the Record Date.

WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?

If a quorum is not present at the scheduled time of the Annual Meeting, (i) the Chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE 2014 ANNUAL MEETING OF STOCKHOLDERS

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR MORE THAN ONE SET OF PROXY MATERIALS?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

HOW DO I VOTE?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote in person. If you are a stockholder of record, there are three ways to vote by proxy:

•	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

•	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card; or

•	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 18, 2014.

If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Telephone and Internet voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares in person at the Annual Meeting, you should contact your bank or broker to obtain a legal proxy and bring it to the Annual Meeting in order to vote.

CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

Yes.

If you are a registered stockholder, you may revoke your proxy and change your vote:

•	by submitting a duly executed proxy bearing a later date;

•	by granting a subsequent proxy through the Internet or telephone;

•	by giving written notice of such revocation to the Secretary of Aratana prior to or at the Annual Meeting; or

•	by voting in person at the Annual Meeting.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote in person at the Annual Meeting by obtaining a legal proxy from your bank or broker and submitting the legal proxy along with your ballot.

WHO WILL COUNT THE VOTES?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

QUESTIONS AND ANSWERS ABOUT THE 2014 ANNUAL MEETING OF STOCKHOLDERS

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are set forth on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?

Proposal	Votes Required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.

WHAT IS AN ABSTENTION AND HOW WILL VOTES WITHHELD AND ABSTENTIONS BE TREATED?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors and abstentions have no effect on the ratification of the appointment of PricewaterhouseCoopers LLP.

WHAT ARE BROKER NON-VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors. Broker non-votes count for purposes of determining whether a quorum is present.

WHERE CAN I FIND THE VOTING RESULTS OF THE 2014 ANNUAL MEETING OF STOCKHOLDERS?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

PROPOSALS TO BE VOTED ON—PROPOSAL 1

Election of Directors

At the Annual Meeting, three (3) Class I Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2017 and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

We currently have eight (8) Directors on our Board. The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors. Votes withheld and broker non-votes will not be counted and, accordingly, will have no effect on the outcome of the vote on this proposal.

As set forth in our Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class I, whose term currently expires at the 2014 Annual Meeting of Stockholders and whose new term will expire at the 2017 Annual Meeting of Stockholders; Class II, whose term will expire at the 2015 Annual Meeting of Stockholders and whose subsequent term will expire at the 2018 Annual Meeting of Stockholders; and Class III, whose term will expire at the 2016 Annual Meeting of Stockholders and whose subsequent term will expire at the 2019 Annual Meeting of Stockholders. The current Class I Directors are Laura A. Brege, Robert “Rip” Gerber and Wendy L. Yarno; the current Class II Directors are Jay Lichter, Ph.D., Merilee Raines and John Vander Vort, Esq.; and the current Class III Directors are David Brinkley and Steven St. Peter, M.D.

Our Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our Directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock entitled to vote in the election of directors.

There are no family relationships among any of our executive officers or directors.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented thereby for the election as Class I Directors the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors or the Board may elect to reduce its size. The Board of Directors has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

VOTE REQUIRED

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors. Votes withheld and broker non-votes will not be counted and, accordingly, will have no effect on the outcome of the vote on this proposal.

PROPOSALS TO BE VOTED ON—PROPOSAL 1

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the election of the below Class I Director nominees.

NOMINEES FOR CLASS I DIRECTORS (TERMS TO EXPIRE AT THE 2017 ANNUAL MEETING)

The current members of the Board of Directors who are also nominees for election to the Board of Directors as Class I Directors are as follows:

Name	Age	Served as a Director Since	Positions with Aratana
Laura A. Brege	56	2014	Director
Robert “Rip” Gerber	51	2012	Director
Wendy L. Yarno	59	2013	Director

The principal occupations and business experience, for at least the past five years, of each Class I Nominee for election at the 2014 Annual Meeting are as follows:

LAURA A. BREGE	Age 56

Laura A. Brege has been a member of our Board of Directors since February 2014. She has served as President and Chief Executive Officer of Nodality, Inc., a privately-held life sciences company, since September 2012. Prior to joining Nodality, from January 2011 to January 2012, Ms. Brege was the Executive Vice President, Corporate Affairs of Onyx Pharmaceuticals, Inc. From October 2007 to January 2011, she was the Chief Operating Officer, and from June 2006 to October 2007, she was the Executive Vice President and Chief Business Officer of Onyx Pharmaceuticals. From 1999 to 2006, Ms. Brege was a General Partner at Red Rock Capital Management, a venture capital firm. Previously, Ms. Brege served as Chief Financial Officer at companies such as COR Therapeutics, Inc., a biotechnology company, and Flextronics, Inc., a supply-chain solutions company. Ms. Brege currently serves on the board of directors of publicly-traded Acadia Pharmaceuticals, Inc., Delcath Systems, Inc. and Pacira Pharmaceuticals, Inc. Ms. Brege previously served as a member of the board of directors of publicly-traded Angiotech Pharmaceuticals, Inc. from 2007 to 2011. Ms. Brege earned her undergraduate degrees from Ohio University and has an M.B.A. from the University of Chicago. We believe Ms. Brege is qualified to serve on our Board based on her strong background in finance and her extensive executive leadership experience in the life sciences and biotechnology industries, including her service as a public company director and in various executive officer roles.

ROBERT “RIP” GERBER	Age 51

Robert “Rip” Gerber has been a member of our Board of Directors since October 2012. Since July 2009, he has served as the president and chief executive officer of Locaid Technologies, Inc., a telecommunications software company and a leading “Location-as-a-Service” (LaaS) platform in the wireless industry, and a member of its board of directors. From June 2006 to June 2009, Mr. Gerber served as the chief marketing officer and a member of the advisory board of SignalDemand Inc., a private firm focused on producing margin optimization software. From May 2004 to May 2006, Mr. Gerber served as chief marketing officer and senior vice president of Intellisync Corporation, a public company and provider of data synchronization software to consumer mobile devices. Prior to that role, he served as senior vice president at Carlson Companies, Inc., one of the largest family-held corporations in the United States. Mr. Gerber was also on the founding executive team of Commtouch Software, Inc., where, as chief marketing officer, he was a lead executive in taking the Company public in 1999. Earlier in his career, Mr. Gerber was a consultant for Deloitte & Touche LLP, a public

PROPOSALS TO BE VOTED ON—PROPOSAL 1

accounting firm. Mr. Gerber serves on the board of directors of CTIA—The Wireless Association, a wireless non-profit trade group, a position he has held since January 2014. He holds an M.B.A. from Harvard Business School and a B.S. in Chemical Engineering from the University of Virginia. We believe Mr. Gerber is qualified to serve on our Board because of his experience as an entrepreneur and his extensive background in operational, marketing and strategic planning.

WENDY L. YARNO	Age 59

Wendy L. Yarno has been a member of our Board of Directors since October 2013. Ms. Yarno is currently an independent consultant in the life sciences industry. Ms. Yarno retired in September 2008 from Merck & Co., Inc. following a 26-year career there in commercial and human resource positions of increasing seniority, most recently Chief Marketing Officer before she retired. In that role, Ms. Yarno led a global organization charged with all aspects of supporting pre-and post-launch commercialization of pharmaceuticals in more than 20 therapeutic areas. Prior to this role, she served as General Manager, Cardiovascular/Metabolic U.S. Business Unit, where she had P&L responsibility for Merck’s largest therapeutic area, and as Senior Vice President, Human Resources. From September 2010 through September 2011, Ms. Yarno was the Chief Marketing Officer of HemoShear LLC, a biotechnology research company and leading developer of human cell-based surrogate systems for discovery and assessment of new drug compounds. Ms. Yarno has served as a director of St. Jude Medical, Inc., a Fortune 500 medical device company, since 2002 and has served as a director of Medivation, Inc., a publicly-traded biopharmaceutical company, since 2013. She also serves on the board of directors and the advisory boards of multiple privately held health care companies. Ms. Yarno received a B.S. in Business Administration from Portland State University and an M.B.A from Temple University. We believe Ms. Yarno is qualified to serve on our Board based on her extensive experience in commercialization of pharmaceutical products and in human resource management in the pharmaceutical industry.

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS:

CLASS II DIRECTORS (TERMS TO EXPIRE AT THE 2015 ANNUAL MEETING)

The current members of the Board of Directors who are Class II Directors are as follows:

Name	Age	Served as a Director Since	Positions with Aratana
Jay Lichter, Ph.D.	52	2010	Chairman of the Board
Merilee Raines	58	2014	Director
John Vander Vort, Esq.	49	2012	Director

The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:

JAY LICHTER, PH.D.	Age 52

Jay Lichter, Ph.D. has been a member of our Board of Directors since December 2010 and currently serves as the Chairman of the Board. He is an experienced biotechnology and pharmaceutical business executive with 25 years of experience in management, scientific research and business development. Since 2007, Dr. Lichter has been a managing director at Avalon Ventures, an early-stage venture capital fund focused on information technology and life sciences. In that role, he led Avalon’s investments in and served as a director and chief executive officer for Afraxis, Inc., Carolus Therapeutics, Inc., Otonomy, Inc., and ReVision Therapeutics, Inc. and Zacharon Pharmaceuticals, Inc., all of which are privately-held biotechnology companies. He also led Avalon’s investments or serves on the board of Avalon’s investments in privately-held companies Sova Pharmaceuticals, Inc.,

PROPOSALS TO BE VOTED ON—PROPOSAL 1

Avelas Biosciences, Inc., COI Pharmaceuticals Inc. and Sitari Pharmaceuticals Corp. Dr. Lichter holds a B.S. and a Ph.D. in biochemistry from the University of Illinois. He also completed post-doctoral fellowships at Yale University and Du Pont Merck Pharmaceutical Company. We believe Dr. Lichter is qualified to serve on our Board based on his experience as a venture capitalist investing in and serving on the boards of multiple life sciences companies, and his general leadership, financial and operational expertise.

MERILEE RAINES	Age 58

Merilee Raines has been a member of our Board of Directors since February 2014. Ms. Raines served as Chief Financial Officer of IDEXX Laboratories, Inc., a publicly-traded company providing diagnostic and IT products and services primarily to the companion animal health market, from October 2003 until her retirement in May 2013. Ms. Raines also served as Executive Vice President of IDEXX Laboratories from July 2012 to May 2013, and as Corporate Vice President, Finance of IDEXX Laboratories from May 1995 to July 2012. Ms. Raines has served as a director of Watts Water Technologies, Inc., a publicly-traded manufacturer of products and systems focused on control, conservation and quality of water, since 2011, and is currently a member of its Nominating and Corporate Governance Committee and chair of its Audit Committee. Ms. Raines earned a bachelor’s degree in mathematics from Bowdoin College and an M.B.A. from the University of Chicago. We believe Ms. Raines is qualified to serve on our Board based on her experience as an executive of a public company in the animal health industry and her extensive financial expertise, including her role as chief financial officer of IDEXX Laboratories and her service on the Audit Committee of Watts Water Technologies.

JOHN VANDER VORT, ESQ.	Age 49

John Vander Vort, Esq. has been a member of our Board of Directors since September 2012. Mr. Vander Vort is currently a managing director and the chief operating officer of Charlesbank Capital Partners, a private equity firm. Mr. Vander Vort joined Charlesbank in September 2013 from MPM Asset Management LLC, a venture capital firm, where he served as a managing director, the chief operating officer and the chief compliance officer since May 2005, and he served on the board of directors of MPM Acquisition Corp., a public shell company, from February 2008 to November 2010. Prior to joining MPM Asset Management, from May 2003 until May 2005, he worked as portfolio manager for DuPont Capital Management. Prior to that, he was a general partner and co-founder of BlueStream Ventures, a venture capital firm. Previously, he was a managing director at Dain Rauscher Wessels (now the Royal Bank of Canada), where he was the head of the West Coast networking and communications investment banking group and served as an advisor to leading venture-backed technology companies. Mr. Vander Vort began his career as a corporate transaction attorney in the San Francisco office of Cooley Godward, where he represented venture capital firms and venture-backed companies. Mr. Vander Vort earned his B.A. from Amherst College and his J.D. from The University of Chicago Law School. We believe Mr. Vander Vort is qualified to serve on our Board because of his background in venture capital, significant legal experience and business acumen.

CLASS III DIRECTORS (TERMS TO EXPIRE AT THE 2016 ANNUAL MEETING)

The current members of the Board of Directors who are Class III Directors are as follows:

Name	Age	Served as a Director Since	Positions with Aratana
David L. Brinkley	56	2014	Director
Steven St. Peter, M.D.	47	2010	President, Chief Executive Officer and Director

PROPOSALS TO BE VOTED ON—PROPOSAL 1

The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

DAVID L. BRINKLEY	Age 56

David L. Brinkley has been a member of our Board of Directors since March 2014. Mr. Brinkley worked for Theravance, Inc., a publicly-traded biopharmaceutical company, from 2000 to 2013, most recently as the Head of Business Development from November 2008 to July 2013. Mr. Brinkley had previously served as Senior Vice President, Commercial Development at Theravance from September 2000 through December 2007, when he left to start a consulting practice. From 1996 to 2000 he served as Worldwide Team Leader for Viagra at Pfizer Inc., leading the team that had full responsibility for the global launch and marketing of Viagra. Mr. Brinkley joined Pfizer in 1995 through its acquisition of SmithKline Beecham’s Animal Health operations and was Director of new product planning before leading the Viagra launch team. Mr. Brinkley held various management positions with SmithKline Animal Health from 1983 to 1995. Since July 2013, Mr. Brinkley has served on the board of directors of Ziarco Pharma Ltd. Mr. Brinkley holds an M.A. with honors in International Economics from the School of Advanced International Studies of the Johns Hopkins University and a B.A. in International Relations from Kent State University, where he graduated with University Honors. We believe Mr. Brinkley is qualified to serve on our Board due to his extensive leadership experience in the biopharmaceutical industry, including his roles at Theravance and Pfizer.

STEVEN ST. PETER, M.D.	Age 47

Steven St. Peter, M.D. is one of our founders and has served as our President and Chief Executive Officer since September 2012. He has been a member of our Board of Directors since December 2010 and served as the Chairman of our Board of Directors from December 2010 to September 2012. Dr. St. Peter was a managing director of MPM Asset Management LLC from January 2004 to May 2012, where he focused his investments on both venture and buyout transactions across the pharmaceuticals and medical technology industries. He has previous investment experience from Apax Partners and The Carlyle Group, two private equity firms. Dr. St. Peter was previously an assistant clinical professor of medicine at Columbia University. He received his M.D. from Washington University and completed his residency and fellowship at the Hospital of the University of Pennsylvania. Prior to his medical training, he was an investment banker at Merrill Lynch. Dr. St. Peter also holds an M.B.A. from the Wharton School of Business at the University of Pennsylvania and a B.A. in Chemistry from the University of Kansas. He is on the board of PharmAthene, Inc. and his previous board experience includes Omrix Biopharmaceuticals, Inc., Helicos Biosciences Corporation, MPM Acquisition Corp., Proteon Therapeutics, Inc. and Rhythm Pharmaceuticals, Inc. We believe Dr. St. Peter is qualified to serve on our Board because of his diverse background as a venture capital investor, investment banker, physician and director of several healthcare companies, which brings a unique perspective to our Board.

PROPOSAL 2

Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of PricewaterhouseCoopers LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

PricewaterhouseCoopers LLP also served as our independent registered public accounting firm for 2013. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

In the event that the appointment of PricewaterhouseCoopers LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for 2015. Even if the appointment of PricewaterhouseCoopers LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interests of the Company.

VOTE REQUIRED

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively. Abstentions will not be counted and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of PricewaterhouseCoopers LLP, we do not expect any broker non-votes in connection with this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2013 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by statement on Auditing Standards No. 16, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from Aratana Therapeutics, Inc. The Audit Committee also considered whether the independent registered public accounting firm’s provision of certain other non-audit related services to the Company is compatible with maintaining such firm’s independence.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Laura A. Brege (Chair)

Robert “Rip” Gerber

Merilee Raines

Independent Registered Public Accounting Firm Fees and Other Matters

The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2013	2012
Audit Fees	$1,291,030	$80,000
Audit-Related Fees	29,000	—
Tax Fees	—	14,175
All Other Fees	—	—
Total Fees	$1,320,030	$94,175

For 2013, $827,290 of the total fees was billed as of December 31, 2013. For 2012, $0 of the total fees was billed as of December 31, 2012.

AUDIT FEES

Audit fees consist of fees for the audit of our consolidated financial statements, the review of the unaudited interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements.

AUDIT-RELATED FEES

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services relate to due diligence pertaining to acquisitions.

TAX FEES

Tax fees comprise fees for a variety of permissible services relating to tax compliance, tax planning, and tax advice.

AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) which sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage PricewaterhouseCoopers LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by PricewaterhouseCoopers LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

should necessarily be determinative. On an annual basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by PricewaterhouseCoopers LLP without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

Executive Officers

The following table identifies our current executive officers:

Name	Age	Position
Steven St. Peter, M.D. [1]	47	President, Chief Executive Officer and Director
Ernst Heinen, D.V.M., Ph.D. [2]	51	Chief Development Officer
Craig A. Tooman [3]	48	Chief Financial Officer and Treasurer
Linda Rhodes, V.M.D., Ph.D. [4]	64	Chief Scientific Officer
Julia A. Stephanus [5]	55	Chief Commercial Officer

[1]	Steven St. Peter, M.D. is one of our founders and has served as our President and Chief Executive Officer since September 2012. He has been a member of our Board of Directors since December 2010 and served as the Chairman of our Board of Directors from December 2010 to September 2012. Dr. St. Peter was a managing director of MPM Asset Management LLC from January 2004 to May 2012, where he focused his investments on both venture and buyout transactions across the pharmaceuticals and medical technology industries. He has previous investment experience from Apax Partners and The Carlyle Group, two private equity firms. Dr. St. Peter was previously an assistant clinical professor of medicine at Columbia University. He received his M.D. from Washington University and completed his residency and fellowship at the Hospital of the University of Pennsylvania. Prior to his medical training, he was an investment banker at Merrill Lynch. Dr. St. Peter also holds an M.B.A. from the Wharton School of Business at the University of Pennsylvania and a B.A. in Chemistry from the University of Kansas. He is on the board of PharmAthene, Inc. and his previous board experience includes Omrix Biopharmaceuticals, Inc., Helicos Biosciences Corporation, MPM Acquisition Corp., Proteon Therapeutics, Inc. and Rhythm Pharmaceuticals, Inc.

[2]	Ernst Heinen, D.V.M., Ph.D. has served as our Chief Development Officer since March 2014. Prior to that, he served as our Head of Drug Evaluation and Development since June 2012. From 1990 to 2012, Dr. Heinen held positions of increasing responsibility at Bayer Animal Health, the animal health division of Bayer AG, where he ultimately served as vice president of research & development and veterinary technical services, Pets. Dr. Heinen currently serves on the Kansas State University Olathe Advisory Board and previously served on the boards of the Kansas City Area Development Council and the Center for Animal Health Innovation, and he is the author of dozens of scientific articles and presentations focused on the animal health industry. Dr. Heinen received a veterinary degree and a D.V.M. in veterinary microbiology from the Justus-Liebig-University of Giessen Veterinary School in Giessen, Germany, and is a certified specialist in veterinary microbiology.

[3]	Craig A. Tooman has served as our Chief Financial Officer since November 2013 and our Treasurer since January 2014. He was a member of our Board of Directors from April 2012 to November 2013. Mr. Tooman previously served as the chief executive officer of Avanzar Medical, Inc., a privately-held company focused on commercial oncology opportunities, since February 2012. Mr. Tooman was also the founder and principal of Stockbourne LLC, a firm that provides strategic business and financial advisory services, a position he held from January 2011 to November 2013. From July 2010 to January 2011, Mr. Tooman was the senior vice president of finance and chief financial officer of Ikaria Inc., a biotherapeutics company. From January 2005 to July 2010, Mr. Tooman was the executive vice president of finance and chief financial officer at Enzon Pharmaceuticals, a biopharmaceutical company. Prior to that, Mr. Tooman was the senior vice president of strategic planning and corporate communications at ILEX Oncology, Inc. and the vice president of investor relations at Pharmacia Corporation. Since 2011, Mr. Tooman has served on the board of directors of Insite Vision Incorporated and he is currently the chairman of its audit committee and a member of its compensation committee. He has a B.A. in Economics from Kalamazoo College and M.B.A. in Finance from the University of Chicago.

[4]	Linda Rhodes, V.M.D., Ph.D. has served as our Chief Scientific Officer since September 2012. In addition, she served as our Chief Executive Officer from February 2011 to September 2012 and was a member of our Board of Directors from February 2011 to March 2014. In 2001, Dr. Rhodes was a founding partner of AlcheraBio LLC, an animal health consulting and contract research firm, which was acquired in October 2008 by Argenta, a New Zealand animal health formulations and contract manufacturing organization, and she served as its vice president of clinical development from February 2008 to February 2011. She is an adjunct professor for the Graduate School of Animal Science at Rutgers University and is a member of the board of directors of the Alliance for Contraception in Cats and Dogs, a non-profit organization. She also serves as a member of the Scientific Advisory Board of the Found Animals Foundation. She has been a member of the board of directors of ImmuCell Corporation since 2000 and a member of its audit and compensation committees since August 2005 and is the chairman of its compensation committee. From 1998 to 2001, she was a director of production animal development projects and new technology assessment at Merial Ltd. Prior to that role, she held various research positions at Merck Research Laboratories and Sterling Winthrop Drug Company. She has held several teaching positions and worked as a bovine veterinarian in private practice. She earned her Ph.D. in Physiology/Immunology from Cornell University and her V.M.D. from the University of Pennsylvania School of Veterinary Medicine, graduating summa cum laude. She also holds a Bachelor of Arts degree from Sarah Lawrence College.

EXECUTIVE OFFICERS

[5]	Julia A. Stephanus has served as our Chief Commercial Officer since January 2013. From September 2010 through December 2012, Ms. Stephanus was director of the global pet franchise for Ceva Animal Health, where she oversaw the commercial development of new products as well as global marketing for strategic pet products. In 2006, Ms. Stephanus founded Summit VetPharm, the developer of Vectra, a pet parasiticide product line, and served as its president and chief executive officer until it was acquired by Ceva Animal Health in August 2010. Prior to founding Summit VetPharm, Ms. Stephanus worked in various sales and marketing positions for Pfizer Inc. and its legacy companies, where she had the commercial responsibility for, among other things, the development and global launch of two highly-profitable pet products: Rimadyl, the first NSAID approved for osteoarthritis in dogs, and Revolution, the first topical endectocide for heartworm and fleas in cats and dogs. Ms. Stephanus received a B.A. from Indiana University and has attended executive education programs at Harvard, Columbia and the Wharton School of Business at the University of Pennsylvania.

None of our executive officers is related to any other executive officer or to any of our Directors.

Corporate Governance

GENERAL

Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics in the “Corporate Governance” section of the “Investors” page of our website located at www.aratana.com, or by writing to our Secretary at our offices at 1901 Olathe Boulevard, Kansas City, Kansas 66103.

BOARD COMPOSITION

Our Board of Directors currently consists of eight members: Laura A. Brege, David L. Brinkley, Robert “Rip” Gerber, Jay Lichter, Ph.D., Merilee Raines, Steven St. Peter, M.D., John Vander Vort, Esq. and Wendy L. Yarno. As set forth in our Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our Directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock entitled to vote in the election of directors.

DIRECTOR INDEPENDENCE

All of our directors, other than Steven St. Peter, M.D., qualify as “independent” in accordance with the listing requirements of The NASDAQ Global Market (“NASDAQ”). The NASDAQ independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by NASDAQ rules, our Board of Directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. Dr. St. Peter is not independent because he is the President and Chief Executive Officer of Aratana. There are no family relationships among any of our directors or executive officers.

DIRECTOR CANDIDATES

The Nominating and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board (although the Board may also consider candidates recommended by a majority of the independent directors in a vote

CORPORATE GOVERNANCE

in which only independent directors participate). To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee of candidates for election as a director.

In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential Director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Aratana Therapeutics, Inc., 1901 Olathe Boulevard, Kansas City, Kansas 66103. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

COMMUNICATIONS FROM STOCKHOLDERS

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the Directors as he considers appropriate.

Communications are forwarded to all Directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board consider to be important for the Directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board

CORPORATE GOVERNANCE

should address such communications to the Board of Directors in writing: c/o Secretary, Aratana Therapeutics, Inc., 1901 Olathe Boulevard, Kansas City, Kansas 66103.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. At the current time, Jay Lichter, Ph.D., an independent director, serves as Chairman of the Board. Steven St. Peter M.D., our current President and Chief Executive Officer, also serves as a director. Our Board of Directors has concluded that our current leadership structure is appropriate at this time. However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board of Directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related-person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of the Corporate Governance Guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

CODE OF ETHICS

We have a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on our website, www.aratana.com. In addition, we intend to post on our website all disclosures that are required by law or the listing standards of NASDAQ concerning any amendments to, or waivers from, any provision of the code.

ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT MEETINGS

There were 11 meetings of the Board of Directors during 2013. During 2013, each Director attended at least 75% of the aggregate of all meetings of the Board of Directors and meetings of the committees on which the Director served during the period in which he or she served as a Director.

Currently, we do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances directors will attend.

Committees of the Board

Our Board has established three standing committees—Audit, Compensation and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board. All of the members of each of the Board’s three standing committees are independent as defined under the NASDAQ rules. In addition, all members of the Audit Committee meet the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, or the Exchange Act, and all members of the Compensation Committee meet the heightened standard for independence specific to members of a compensation committee under the NASDAQ rules.

The members of each of the Board committees and committee Chairs are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance
Laura A. Brege	Chair
David L. Brinkley		X
Robert “Rip” Gerber	X
Jay Lichter, Ph.D.		X	X
Merilee Raines	X
Steven St. Peter, M.D.
John Vander Vort, Esq.			Chair
Wendy L. Yarno		Chair	X

AUDIT COMMITTEE

Our Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and Code of Business Conduct and Ethics;

•	overseeing our internal audit function;

•	discussing our risk management policies;

•	meeting independently with our internal auditing staff, independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the Audit Committee Report required by SEC rules (which is included on page 12 of this proxy statement).

The members of the Audit Committee are Ms. Brege, Mr. Gerber and Ms. Raines. Ms. Brege serves as the Chairperson of the Audit Committee. The members of our Audit Committee meet the requirements for financial literacy under the applicable rules of the SEC and NASDAQ. Our Board of Directors has determined that each of Ms. Brege and Ms. Raines is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K.

The Audit Committee met nine times in 2013.

COMMITTEES OF THE BOARD

COMPENSATION COMMITTEE

Our Compensation Committee reviews, approves and recommends to the Board of Directors policies relating to compensation and benefits of our officers and other employees. At least annually, the Compensation Committee reviews and recommends corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluates the performance of the Chief Executive Officer in light of those goals and objectives and reviews and recommends to the Board of Directors the compensation of the Chief Executive Officer. The Compensation Committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of senior executives and executive officers other than the Chief Executive Officer.

The Compensation Committee also grants and recommends to our Board of Directors for approval issuances of stock options and other awards under our equity plans. In addition, the Compensation Committee periodically reviews and recommends to the Board compensation for service on the Board and any committees of the Board. The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time as further described in its charter. The Compensation Committee may also delegate to an officer the authority to grant or amend equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans.

The Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. In 2013, the Compensation Committee engaged Radford, a compensation consulting firm, to assist in making decisions regarding the amount and types of compensation to provide our executives and non-employee directors. As part of this process, the Compensation Committee reviewed a compensation assessment provided by Radford comparing our compensation to that of a group of peer companies within our industry and met with Radford to discuss our executive and non-employee director compensation and to receive input and advice. Radford reports directly to the Compensation Committee and, during the year ended December 31, 2013, did not provide any services to us other than the services provided to the Compensation Committee. The Compensation Committee reviews and evaluates, at least annually, the performance of the Compensation Committee and its members, including compliance by the Compensation Committee with its charter. The members of our Compensation Committee are Mr. Brinkley, Dr. Lichter and Ms. Yarno. Ms. Yarno serves as the Chairperson of the committee.

The Compensation Committee met nine times during 2013.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board of Directors. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board of Directors concerning governance matters. The Nominating and Corporate Governance Committee also oversees an annual assessment by the Board of the Board’s performance. The members of our Nominating and Corporate Governance Committee are John Vander Vort, Esq., Jay Lichter, Ph.D., and Wendy L. Yarno. Mr. Vander Vort serves as the Chairperson of the committee.

The Nominating and Corporate Governance Committee met seven times in 2013.

Executive and Director Compensation

This section discusses the material components of the executive compensation program for our named executive officers and our other executive officers named in the 2013 Summary Compensation Table below. In 2013, our named executive officers and their positions were as follows:

•	Steven St. Peter, M.D., President and Chief Executive Officer

•	Julia A. Stephanus, Chief Commercial Officer

•	Craig A. Tooman, Chief Financial Officer

In addition, we have elected to provide disclosure in this section for the following employees who are not named executive officers but to whom we refer as named executive officers in this section for simplicity:

•	Ernst Heinen, D.V.M., Ph.D., Chief Development Officer

•	Linda Rhodes, V.M.D., Ph.D., Chief Scientific Officer

2013 SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2012 and 2013:

NAME AND PRINCIPAL POSITION	YEAR	SALARY		BONUS		STOCK AWARDS [2]	OPTION AWARDS [2]		NON-EQUITY INCENTIVE PLAN COMPENSATION [3]	ALL OTHER COMPENSATION [4]	TOTAL
Steven St. Peter, M.D.	2013	$425,000		$—		$—	$553,040		$180,625	$13,725	$1,172,390
President and Chief Executive Officer	2012	$134,038		$70,000		$—	$57,898		$65,000	$30,000	$356,936
Craig A.Tooman [1]	2013	$88,504	[5]	$—		$941,787	$1,159,535	[7]	$17,500	$1,167	$2,208,493
Chief Financial Officer
Julia A. Stephanus	2013	$266,891		$3,750	[6]	$112,416	$431,884		$96,250	$91,083	$1,002,274
Chief Commercial Officer
Ernst Heinen, D.V.M., Ph.D.	2013	$272,359		$13,750	[6]	$—	$110,607		$96,250	$—	$492,966
Chief Development Officer	2012	$153,904		$20,000		$—	$24,500		$62,500	$—	$260,904
Linda Rhodes, V.M.D., Ph.D.	2013	$225,000		$—		$—	$55,304		$67,500	$10,680	$358,484
Chief Scientific Officer	2012	$275,000		$142,500		$6,000	$—		$48,125	$—	$471,625

[1]	Mr. Tooman served as a member of our Board of Directors until November 8, 2013, when he resigned as a director, joined our Company as an employee and began serving as our Chief Financial Officer.

[2]	Amounts represent the aggregate grant date fair value of awards computed in accordance with ASC Topic 718, excluding the effects of any estimated forfeitures. The assumptions used in the valuation of these awards are discussed in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 26, 2014.

[3]	Represents awards earned under our annual cash incentive bonus program.

[4]	Amounts for 2013 represent employer contributions under our 401(k) plan. For Ms. Stephanus, the amount also includes $81,000 in relocation expense reimbursements.

[5]	Prior to becoming an employee in November 2013, Mr. Tooman served as a member of our Board of Directors. Mr. Tooman resigned as a director when he became an employee. The amount shown includes $50,705 in base salary earned by Mr. Tooman as an employee during 2013 and $37,799 in director fees earned by Mr. Tooman during 2013 before becoming an employee in November 2013. Mr. Tooman’s annual base salary as an employee was $350,000 for 2013.

[6]	Represents a discretionary increase in the annual cash bonus earned under our annual cash incentive bonus program.

[7]	The amount includes $19,516 attributable to stock options awarded as compensation for director services performed by Mr. Tooman during 2013 before becoming an employee in November 2013 and $1,140,019 attributable to stock options awarded in connection with Mr. Tooman’s commencing employment with us in November 2013.

EXECUTIVE AND DIRECTOR COMPENSATION

NARRATIVE DISCLOSURE TO COMPENSATION TABLES

Employment Agreements

Steven St. Peter, M.D.

In September 2012, we entered into an employment agreement with Dr. St. Peter to serve as our President and Chief Executive Officer for an unspecified term. The agreement was amended effective June 26, 2013 in connection with our initial public offering. The employment agreement, as amended, provides for an initial base salary of $425,000 and a cash bonus under our annual cash incentive bonus program, or the Cash Bonus Plan, targeted at 50% of Dr. St. Peter’s annual base salary.

Under the terms of Dr. St. Peter’s employment agreement, if we terminate his employment without cause or he resigns for good reason, then subject to his executing a general release of claims, Dr. St. Peter will be entitled to receive 12 months of continued base salary, reimbursement of up to 12 months of insurance premiums for continuation coverage under our group health plans and accelerated vesting of all equity awards which would have vested during the 12 months following his termination had he remained employed with us, provided that if we terminate Dr. St. Peter’s employment without cause after providing him notice that his performance of certain services or activities for other entities is interfering with his performance of duties for us, then Dr. St. Peter shall only be entitled to one-half of these severance benefits. If we terminate Dr. St. Peter’s employment without cause or he resigns for good reason on account of or within the 12-month period following a change in control, referred to below as the Double-Trigger Period, then in lieu of the foregoing amounts and subject to his executing a general release of claims, Dr. St. Peter will be entitled to receive 150% of the sum of his base salary in effect at the time of termination plus the target cash bonus in effect for the year of termination, paid in equal installments over a period of 18 months, reimbursement of up to 18 months of insurance premiums for continuation coverage under our group health plans and accelerated vesting in full of all outstanding equity awards. If Dr. St. Peter’s employment is terminated due to his death or disability, he will be entitled to receive accelerated vesting of all equity awards which would have vested during the 12 months following his termination had he remained employed with us.

“Cause” for purposes of Dr. St. Peter’s employment agreement means (i) the conviction of a felony or crime involving moral turpitude or dishonesty, (ii) participation in a fraud against the Company, (iii) willful and material breach of duties, (iv) intentional and material damage to Company property or (v) material breach of his non-disclosure and assignment agreement with the Company, in each case, after a reasonable opportunity (or 30 days with respect to willful and material breach of duties) to cure the condition constituting cause has expired. “Good reason” means (a) a material diminution in authority, duties or responsibilities, (b) a material change in work location, (c) a material diminution in base compensation or (d) a material breach of the employment agreement which remains uncured or 30 days following receipt of notice.

Dr. St. Peter’s employment agreement contains covenants pursuant to which Dr. St. Peter has agreed not to compete with the Company or solicit Company employees for one year following his termination of employment for any reason, provided that this period is extended to 18 months if Dr. St. Peter’s employment is terminated by us without cause or by him for good reason during the Double-Trigger Period. The agreement further provides that any payments received by Dr. St. Peter under the employment agreement in connection with a change in control that are subject to excise taxes under Section 4999 of the Internal Revenue Code will be reduced to the extent the reduction results in a greater amount being paid to Dr. St. Peter on an after-tax basis.

EXECUTIVE AND DIRECTOR COMPENSATION

Craig A. Tooman

In November 2013, we entered into an employment agreement with Mr. Tooman to serve as our Chief Financial Officer for an unspecified term. Prior to becoming an employee, Mr. Tooman served as a member of our Board of Directors. Mr. Tooman resigned from our Board of Directors at the time he became an employee.

Mr. Tooman’s employment agreement provides for an initial base salary of $350,000 and a bonus under the Cash Bonus Plan targeted at 35% of Mr. Tooman’s annual base salary. If we terminate Mr. Tooman’s employment without cause or he resigns for good reason, then, subject to his executing a general release of claims, Mr. Tooman will be entitled to receive six months of continued base salary, payment of up to six months of insurance premiums for continuation coverage under our group health plans and accelerated vesting in full of all stock options granted to him for service as a director, provided that if the termination occurs during the Double-Trigger Period, Mr. Tooman will instead be entitled to receive 12 months of continued base salary, reimbursement for up to 12 months of insurance premiums for continuation coverage under our group health plans and accelerated vesting in full of all outstanding equity awards. If Mr. Tooman’s employment is terminated due to his death or disability, he will be entitled to receive accelerated vesting of all equity awards which would have vested during the 12 months following his termination had he remained employed with us.

The terms “cause” and “good reason” have substantially the same definition in Mr. Tooman’s employment agreement as in Dr. St. Peter’s employment agreement.

Mr. Tooman’s employment agreement contains covenants pursuant to which Mr. Tooman has agreed not to compete with the Company for six months or solicit Company employees for one year following his termination of employment for any reason. The agreement further provides that any payments received by Mr. Tooman under the employment agreement in connection with a change in control which are subject to excise taxes under Section 4999 of the Internal Revenue Code will be reduced to the extent the reduction results in a greater amount being paid to Mr. Tooman on an after-tax basis.

Julia A. Stephanus

In December 2012, we entered into an employment agreement with Ms. Stephanus to serve as our Chief Commercial Officer for an unspecified term. The agreement was amended effective June 26, 2013 in connection with our initial public offering. The employment agreement, as amended, provides for an initial base salary of $275,000 and a bonus under the Cash Bonus Plan targeted at 35% of Ms. Stephanus’s base salary.

Under the terms of Ms. Stephanus’s employment agreement, if we terminate her employment without cause or she resigns for good reason, then, subject to her executing a general release of claims, Ms. Stephanus will be entitled to receive six months of continued base salary, reimbursement for up to six months of insurance premiums for continuation coverage under our group health plans and accelerated vesting of all equity awards which would have vested during the six months following her termination had she remained employed, provided that if the termination occurs during the Double-Trigger Period, Ms. Stephanus will instead be entitled to receive 12 months of continued base salary, reimbursement for up to 12 months of insurance premiums for continuation coverage under our group health plans and accelerated vesting in full of all outstanding equity awards. If Ms. Stephanus’s employment is terminated due to her death or disability, she will be entitled to receive accelerated vesting of all equity awards which would have vested during the 12 months following her termination had she remained employed with us.

The terms “cause” and “good reason” have substantially the same definition in Ms. Stephanus’s employment agreement as in Dr. St. Peter’s employment agreement.

Ms. Stephanus’s employment agreement contains covenants pursuant to which Ms. Stephanus has agreed not to compete with the Company for six months or solicit Company employees for one year

EXECUTIVE AND DIRECTOR COMPENSATION

following her termination of employment for any reason. The agreement further provides that any payments received by Ms. Stephanus under the employment agreement in connection with a change in control which are subject to excise taxes under Section 4999 of the Internal Revenue Code will be reduced to the extent the reduction results in a greater amount being paid to Ms. Stephanus on an after-tax basis.

Ernst Heinen, D.V.M., Ph.D.

Dr. Heinen joined our Company as the Head of Drug Evaluation and Development in June 2012 pursuant to an employment offer letter that provided for an initial base salary of $265,000 and a bonus under the Cash Bonus Plan targeted at 40% of Dr. Heinen’s base salary. In March 2013, we entered into an employment agreement with Dr. Heinen for an unspecified term. The agreement was amended effective June 26, 2013 in connection with our initial public offering. The employment agreement, as amended, provides for an initial base salary of $275,000 and a bonus under the Cash Bonus Plan targeted at 35% of Dr. Heinen’s base salary. In March 2014, Dr. Heinen was appointed Chief Development Officer.

Under the terms of Dr. Heinen’s employment agreement, if we terminate his employment without cause or he resigns for good reason, then, subject to his executing a general release of claims, Dr. Heinen will be entitled to receive six months of continued base salary and reimbursement for up to six months of insurance premiums for continuation coverage under our group health plans, provided that if the termination occurs during the Double-Trigger Period, Dr. Heinen will instead be entitled to receive 12 months of continued base salary, reimbursement for up to 12 months of insurance premiums for continuation coverage under our group health plans and accelerated vesting in full of all outstanding equity awards. If Dr. Heinen’s employment is terminated due to his death or disability, he will be entitled to receive accelerated vesting of all equity awards which would have vested during the 12 months following his termination had he remained employed with us.

The terms “cause” and “good reason” have substantially the same definition in Dr. Heinen’s employment agreement as in Dr. St. Peter’s employment agreement.

Dr. Heinen’s employment agreement contains covenants pursuant to which Dr. Heinen has agreed not to compete with the Company for six months or solicit Company employees for one year following his termination of employment for any reason. The agreement further provides that any payments received by Dr. Heinen under the employment agreement in connection with a change in control which are subject to excise taxes under Section 4999 of the Internal Revenue Code will be reduced to the extent the reduction results in a greater amount being paid to Dr. Heinen on an after-tax basis.

Linda Rhodes, V.M.D., Ph.D.

In September 2012, we entered into an employment agreement with Dr. Rhodes to serve as our Chief Scientific Officer for an unspecified term. The agreement was amended effective June 26, 2013 in connection with our initial public offering. On March 5, 2014, we entered into a new employment agreement with Dr. Rhodes in connection with Dr. Rhodes’s resignation from our Board of Directors in order to devote more of her time and energy to her increased responsibilities as an employee of the Company.

The employment agreement, as in effect during 2013, provided for a bonus under the Cash Bonus Plan targeted at 30% of Dr. Rhodes’s annual base salary, and a base salary of $225,000, which reflected the reduced amount of time Dr. Rhodes was required under the terms of the old agreement to spend performing services for the Company as an employee. Under the terms of Dr. Rhodes’s new employment agreement, Dr. Rhodes is entitled to receive an initial base salary of $337,500 and a bonus under the Cash Bonus Plan targeted at 40% of Dr. Rhodes’s base salary, and must generally devote her full business time and energy to performing services as a Company employee.

EXECUTIVE AND DIRECTOR COMPENSATION

Under the terms of Dr. Rhodes’s new employment agreement, if we terminate Dr. Rhodes’s employment without cause or she resigns for good reason, then, subject to her executing a general release of claims, Dr. Rhodes will be entitled to receive six months of continued base salary and payment of up to six months of insurance premiums for continuation coverage under our group health plans, provided that if the termination occurs during the Double-Trigger Period, Dr. Rhodes will instead be entitled to receive 12 months of continued base salary, reimbursement for up to 12 months of insurance premiums for continuation coverage under our group health plans and accelerated vesting in full of all outstanding equity awards. In addition, if Dr. Rhodes resigns her employment with the Company without good reason after March 5, 2015, then subject to her executing a general release of claims, Dr. Rhodes will be entitled to receive payment of $112,500, which amount equals six months of her base salary under her old employment agreement, payable in installments over six months. Dr. Rhodes’s new employment agreement provides that if her employment is terminated due to her death or disability, she will be entitled to receive accelerated vesting of all equity awards which would have vested during the 12 months following her termination had she remained employed with the Company.

The terms “cause” and “good reason” have substantially the same definition in Dr. Rhodes’s new employment agreement as in Dr. St. Peter’s employment agreement.

Dr. Rhodes’s new employment agreement contains covenants pursuant to which Dr. Rhodes has agreed not to compete with the Company for 24 months or solicit Company employees for one year following her termination of employment for any reason. The new employment agreement further provides that any payments received by Dr. Rhodes under the new employment agreement in connection with a change in control which are subject to excise taxes under Section 4999 of the Internal Revenue Code will be reduced to the extent the reduction results in a greater amount being paid to Dr. Rhodes on an after-tax basis.

2013 Cash Bonus Plan

All named executive officers are eligible to participate in our discretionary Cash Bonus Plan. For each named executive officer, bonuses under the Cash Bonus Plan are generally determined by multiplying:

(Base Salary) x (Target Cash Bonus Percentage) x (Company’s Percent Achievement of Corporate Objectives)

Cash bonuses under the plan are typically prorated to reflect a partial year of service, and the Board of Directors reserves discretion to adjust bonuses for our named executive officers based on its own evaluations and recommendations of our Compensation Committee.

The named executive officers’ employment agreements establish their target annual cash bonuses, expressed as a percentage of base salary. In connection with our initial public offering and the associated changes to our named executive employment agreements discussed above, we adjusted the target bonus amounts for certain of our named executive officers during 2013. The following table provides pre-adjustment and post-adjustment target bonus amounts for our named executive officers:

NAME	PRE- ADJUSTMENT TARGET BONUS (% OF BASE SALARY)	POST- ADJUSTMENT TARGET BONUS (% OF BASE SALARY) [1]
Steven St. Peter, M.D.	35%	50%
Craig A. Tooman	—	35%
Julia A. Stephanus	35%	35%
Ernst Heinen, D.V.M., Ph.D.	40%	35%
Linda Rhodes, V.M.D., Ph.D.	20%	30%

[1]	For all executive officers other than Dr. St. Peter, the adjustments applied to the full performance year. Dr. St. Peter’s adjustment was prorated so as to apply to 50% of the performance year, resulting in an actual target bonus for 2013 equal to 42.5% of his base salary. Dr. Heinen’s target bonus amount was decreased in recognition of an increase in base salary provided under his employment agreement and to bring his target more in-line with other executive officers.

EXECUTIVE AND DIRECTOR COMPENSATION

Corporate objectives for the 2013 Cash Bonus Plan were established in February 2013 by our Board of Directors in consultation with management and based on recommendations by our Compensation Committee. The 2013 goals generally related to development of a commercialization strategy, financing, out-licensing, brand-building, drug development and operational goals. In December 2013, the Compensation Committee determined in consultation with management that the Company’s percentage achievement of corporate objectives under the 2013 Cash Bonus Plan was 100% and recommended bonuses for our named executive officers to the Board for approval.

When determining the actual 2013 bonuses for our named executive officers, the Board of Directors considered the Compensation Committee’s recommendations and elected to exercise its discretion by awarding Dr. Heinen and Ms. Stephanus cash bonuses in excess of the award they would have received under the formula above. The actual award granted to each named executive officer under the 2013 Cash Bonus Plan is set forth in our 2013 Summary Compensation Table above.

EQUITY COMPENSATION

We offer stock options and stock awards to our employees, including named executive officers, as the long-term incentive component of our compensation program. We typically grant equity awards to new hires upon their commencing employment with us and from time to time thereafter. Our stock options allow employees to purchase shares of our common stock at a price per share equal to the fair market value of our common stock on the date of grant and may or may not be intended to qualify as “incentive stock options” for U.S. federal income tax purposes. Generally, the stock options we grant vest as to 25% of the total number of option shares on the first anniversary of the date of grant and in equal monthly installments over the ensuing 36 months, subject to the employee’s continued employment with us on the vesting date. Stock option grants that were made prior to our initial public offering generally allow employees the opportunity to “early exercise” unvested stock options by purchasing shares underlying the unvested portion of an option subject to our right to repurchase any unvested shares for the lesser of the exercise price paid for the shares and the fair market value of the shares on the date of the holder’s termination of service if the employee’s service with us terminates prior to the date on which the option vests.

We grant restricted stock awards to our employees consisting of shares of our common stock which are subject to forfeiture at the time the employee’s service with us terminates. Generally, these forfeiture restrictions lapse as to 25% of the total number of shares on the first anniversary of the date of grant and in equal monthly installments over the ensuing 36 months, subject to the employee’s continued employment with us.

Stock options and stock awards granted to our named executive officers may be subject to accelerated vesting in certain circumstances. For additional discussion, please see “—Employment Agreements” above and “—Other Elements of Compensation—Change in Control Benefits” below.

All of our named executive officers other than Mr. Tooman received stock option awards in 2013 in connection with our initial public offering. These options have an exercise price per share equal to the initial public offering price of our common stock and vest as to 25% of the total number of option shares on the first anniversary of the date of grant and in equal monthly installments over the ensuing 36 months. Ms. Stephanus also received an additional stock option award in November 2013.

Mr. Tooman received stock options as compensation for his services as a director in April 2013 and upon commencing employment with us in November 2013. Mr. Tooman’s April 2013 stock options have an exercise price equal to the fair market value of our common stock on the date of grant, as determined by our Board of Directors, and vest as to 100% of the shares on the first anniversary of the date of grant. Mr. Tooman’s November 2013 stock options have an exercise price equal to the closing price per share of our common stock on the date of grant and vest as to 25% of the total number of option shares on the first anniversary of the date of grant and in equal monthly installments over the ensuing 36 months.

EXECUTIVE AND DIRECTOR COMPENSATION

Ms. Stephanus and Mr. Tooman also received restricted stock awards during 2013 in connection with their commencing employment with us. Ms. Stephanus’s stock awards vest as to 25% of the total number of shares on the first anniversary of the date of grant and in equal monthly installments over the ensuing 36 months. Mr. Tooman’s stock awards vest as to 25% of the shares six months following the date of grant and as to 25% of the shares on each of the first three anniversaries of the date of grant, provided that if Mr. Tooman’s employment with us terminates for any reason other than cause or his resignation without good reason, a prorated portion of the shares otherwise scheduled to vest on the next scheduled vesting date will vest, with the proration based on the number of whole months elapsed since the vesting date immediately preceding the date of Mr. Tooman’s termination of service or since the date of grant if no vesting date has yet occurred.

The following table sets forth the number of options and restricted shares granted to our named executive officers in 2013:

NAMED EXECUTIVE OFFICER	NUMBER OF OPTIONS		NUMBER OF RESTRICTED SHARES
Steven St. Peter, M.D.	150,421		—
Craig A. Tooman	96,466	[1]	44,550
Julia A. Stephanus	116,851	[2]	43,404
Ernst Heinen, D.V.M., Ph.D.	30,084		—
Linda Rhodes, V.M.D., Ph.D.	15,042		—

[1]	Represents an option to purchase 90,450 shares of our common stock granted to Mr. Tooman in November 2013 in connection with his commencing employment with us and an option to purchase 6,016 shares of our common stock granted to Mr. Tooman in April 2013 as compensation for his services as a director in 2013 prior to becoming an employee.

[2]	Represents an option to purchase 15,042 shares of our common stock granted to Ms. Stephanus in in connection with our initial public offering, an option to purchase 86,809 shares of our common stock granted to Ms. Stephanus in January 2013 in connection with her commencing employment with us and an option to purchase 15,000 shares of our common stock granted to Ms. Stephanus in November 2013.

Other Elements of Compensation

Retirement Plans

We maintain a 401(k) retirement savings plan that allows eligible employees to defer a portion of their compensation, within limits prescribed by the Internal Revenue Code, on a pre-tax basis through contributions to the plan. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees generally. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage, and these matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan, and making fully vested matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Employee Benefits and Perquisites

Our named executive officers are eligible to participate in our health and welfare plans to the same extent as all full-time employees generally. We do not generally provide our named executive officers with perquisites or other personal benefits, although we have on occasion reimbursed moving expenses for named executive officers who relocate in connection with performing services for us.

No Tax Gross-Ups

We do not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation paid or provided by our Company.

EXECUTIVE AND DIRECTOR COMPENSATION

Change in Control Benefits

As described above in the section titled “—Employment Agreements,” our named executive officers may become entitled to enhanced severance benefits upon a qualifying termination of employment that occurs in connection with a change in control of our Company. In addition, all stock options granted to Mr. Tooman as compensation for his services as a director prior to becoming an employee in November 2013 and all equity awards granted to Dr.  St. Peter prior to our initial public offering, will vest in full upon a change in control.

OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2013.

	OPTION AWARDS							STOCK AWARDS
NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OF STOCK THAT HAVE NOT VESTED ($) [10]
Steven St. Peter, M.D.	6/26/13	—		150,421	[1]	6.00	6/26/13	112,130	[5]	$2,141,683
Craig A. Tooman	8/2/12	15,042	[2]	—		0.40	8/2/22	44,550	[6]	$850,905
	4/17/13	—		6,016	[3]	5.57	4/16/23	—		—
	11/8/13	—		90,450	[1]	21.14	11/7/23	—		—
Julia A. Stephanus	6/26/13	—		15,042	[1]	6.00	6/26/23	86,809	[7]	$1,658,052
	11/17/13	—		15,000	[4]	20.13	11/16/23	43,404	[8]	$829,016
Ernst Heinen, Ph.D., D.V.M.	6/26/13	—		30,084	[1]	6.00	6/26/23	65,813	[9]	$1,257,028
Linda Rhodes, V.M.D., Ph.D.	6/26/13	—		15,042	[1]	6.00	6/26/23	—		—

[1]	The option vests and becomes exercisable as to 25% of the total number of option shares on the first anniversary of the date of grant and in equal monthly installments over the ensuing 36 months.

[2]	The option was granted to Mr. Tooman as compensation for his services as a director prior to becoming an employee in November 2013 and is exercisable with respect to both vested and unvested shares. Unvested shares purchased upon exercise of the option are subject to our right of repurchase in the event Mr. Tooman’s service with us terminates prior to the end of the applicable vesting term for a purchase price equal to the lesser of the exercise price paid or the fair market value of the shares on the date of the termination of service. The option vests as to 25% of the total number of option shares on each of the first four anniversaries of April 3, 2012.

[3]	The option was granted to Mr. Tooman as compensation for his services as a director prior to becoming an employee in November 2013. The option vests and becomes exercisable as to 100% of the total number of option shares on the first anniversary of the date of grant.

[4]	The option vests and becomes exercisable as to 25% of the total number of option shares on November 15, 2014 and in equal monthly installments over the ensuing 36 months.

[5]	Dr. St. Peter exercised 173,619 unvested options and paid the $0.40 per share exercise price. The exercise resulted in Dr. St. Peter holding shares in the form of restricted stock that vests as to 25% of the total number of shares on July 1, 2013 and in equal monthly installments over the ensuing 36 months, subject to his continued employment with us on the vesting date. The amount shown represents the remaining unvested restricted shares as of December 31, 2013.

[6]	Represents restricted stock granted to Mr. Tooman upon commencing employment with us in November 2013. The restricted stock vests as to 25% of the shares six months following the date of grant and as to 25% of the number of shares on each of the first three anniversaries of the date of grant.

[7]	Ms. Stephanus exercised 86,809 unvested options and paid the $0.45 per share exercise price. The exercise resulted in Ms. Stephanus holding shares in the form of restricted stock that vests as to 25% of the total number of shares on January 25, 2014 and in equal monthly installments over the ensuing 36 months. The amount shown represents the unvested restricted shares as of December 31, 2013.

[8]	Represents restricted stock granted to Ms. Stephanus in January 2013 in connection with her commencing employment with us. The restricted stock vests vest as to 25% of the total number of shares on January 25, 2014 and in equal monthly installments over the ensuing 36 months.

[9]	Dr. Heinen exercised 105,294 unvested options and paid the $0.40 per share exercise price. The exercise resulted in Dr. Heinen holding shares in the form of restricted stock that vests as to 25% of the total number of shares on June 1, 2013 and in equal monthly installments over the ensuing 36 months. The amount shown represents the remaining unvested restricted shares as of December 31, 2013.

EXECUTIVE AND DIRECTOR COMPENSATION

[10]	Determined by multiplying the number of unvested shares by $19.10, the closing price of our common stock on December 31, 2013.

RECENT DEVELOPMENTS

In recognition of our named executive officers’ contributions to the strong performance of our common stock following our initial public offering in June 2013 and to reflect the increased responsibilities of our named executive officers resulting from the completion of the acquisitions of Okapi Sciences NV in January 2014 and Vet Therapeutics, Inc. in October 2013, our Board of Directors undertook a review of our compensation program for named executive officers and approved certain changes to our named executive officers’ compensation on January 12, 2014, based on the recommendations of our Compensation Committee. The Compensation Committee developed its recommendations in consultation with Dr. St. Peter and based upon a survey of comparable publicly held companies prepared for the Committee by Radford. The changes included adjustments to our named executive officers’ base salaries as well as grants of equity incentive awards intended to reward performance while promoting the creation of long-term stockholder value.

2014 Base Salaries and Target Bonuses

We have historically established base salaries for our named executive officers through negotiations with the individual named executive officer, generally at the time the named executive officer commenced employment with us, with the intent of providing base salaries at a level sufficient to attract and retain individuals with superior talent. As part of the January 2014 compensation review, our Compensation Committee and Board of Directors considered each named executive officer’s individual performance, tenure with the Company and level and scope of responsibility and experience, as well as market pay practices. Based on the foregoing considerations, our Board of Directors approved the following increases to our named executive officers’ base salaries for 2014:

NAME	PRE-ADJUSTMENT BASE SALARY ($)	POST-ADJUSTMENT BASE SALARY ($)
Steven St. Peter, M.D.	425,000	467,500
Craig A. Tooman [1]	350,000	350,000
Julia A. Stephanus	275,000	302,500
Ernst Heinen, D.V.M., Ph.D.	275,000	302,500
Linda Rhodes, V.M.D., Ph.D.	225,000	253,125	[2]

[1]	The Board elected not to increase Mr. Tooman’s base salary due to his relatively short tenure as an employee.

[2]	As discussed in “—Narrative Disclosure to Compensation Tables—Employment Agreements” above, Dr. Rhodes’s annual base salary was increased to $337,500 in March 2014 when we entered into a new employment agreement with her.

In addition, the Board approved an increase in Dr. Rhodes’s target bonus amount from its 2013 level of 30% to 2014 target of 40% of her annual base salary. The Board elected to maintain 2014 target bonus percentages for our other named executive officers at their 2013 levels.

EXECUTIVE AND DIRECTOR COMPENSATION

2014 Equity Incentive Awards

Our Board of Directors believes that employees in a position to make a substantial contribution to the long-term success of our Company should have a significant and ongoing stake in our success and that the size of such stake should reflect an employee’s ability to influence our long-term performance. Equity incentive awards not only compensate but also motivate and encourage retention of our named executive officers by providing an opportunity to participate in the ownership of the Company while promoting long-term value creation for our stockholders by aligning the interests of named executive officers with the interests of our stockholders. As a result of the January 2014 compensation review, our Board of Directors elected to approve grants of the following equity incentive awards to our named executive officers, effective as of January 13, 2014:

NAME	STOCK OPTIONS (#)	RESTRICTED SHARES (#)
Steven St. Peter, M.D.	225,000	225,000
Craig A. Tooman [1]	25,000	—
Julia A. Stephanus	35,000	—
Ernst Heinen, D.V.M., Ph.D.	50,000	—
Linda Rhodes, V.M.D., Ph.D.	50,000	—

[1]	The Board elected to provide a smaller award to Mr. Tooman than to other full-time named executive officers due to his relatively short tenure as an employee and the grant he received upon commencing employment with us in November 2013.

The options granted to our named executive officers have an exercise price per share equal to the closing market price of our common stock on the date of grant and vest as to 25% of the total number of option shares on the first anniversary of the date of grant and in equal monthly installments over the ensuing 36 months. Dr. St. Peter’s restricted shares vest in equal quarterly installments over three years following the date of grant, provided that if Dr. St. Peter’s employment with us terminates for any reason other than cause or his resignation without good reason, a prorated portion of the shares scheduled to vest on the next vesting date will vest, with the proration based on the number of whole months elapsed since the vesting date immediately preceding the date of Dr. St. Peter’s termination or since the date of grant if no vesting date has yet occurred.

Except with respect to awards granted to Dr. St. Peter, the foregoing equity incentive awards are not subject to the accelerated vesting provisions, if any, included in a named executive officer’s employment agreement that would provide accelerated vesting upon a termination without cause or resignation for good reason other than during the Double Trigger Period.

DIRECTOR COMPENSATION

Our director compensation program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders. Directors who are also employees of our Company do not receive compensation for their service on our Board of Directors.

Non-employee directors receive a cash retainer for service on the Board of Directors and for service on each committee of which the director is a member. The Chairperson of each committee receives a higher retainer for such service. Cash retainers are payable quarterly in arrears. The fees paid to non-employee directors for service on the Board of Directors and for service on each committee of the Board of Directors on which the director is a member are as follows:

NAME	MEMBER ANNUAL FEE	CHAIRMAN ANNUAL FEE
Board of Directors	$30,000	$—
Audit Committee	$7,500	$15,000
Compensation Committee	$5,000	$10,000
Nominating and Corporate Governance Committee	$3,500	$7,500

EXECUTIVE AND DIRECTOR COMPENSATION

We also continue to reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending Board of Directors and committee meetings.

Each non-employee director that was serving on our Board of Directors upon the closing of our initial public offering in June 2013 (other than Mr. Gerber and Mr. Tooman) received an option to purchase 13,237 shares of our common stock (21,058 for Dr. Lichter). These options were granted with an exercise price equal to the initial public offering price of our common stock and vest in equal annual installments over a four-year period measured from the date of grant, subject to full accelerated vesting upon a change in control of our Company. Mr. Gerber and Mr. Tooman received options to purchase 4,011 and 6,016 shares of our common stock, respectively, during 2013 prior to the closing of our initial public offering. These options were granted with an exercise price equal to the fair market value of our common stock on the date of grant, as determined by our Board of Directors, and vest on the first anniversary of the date of grant, subject to full accelerated vesting upon a change in control of our Company. In addition, Dr. Lichter and Mr. Vander Vort received grants of 9,025 and 24,067 restricted shares of our common stock, respectively, in February 2013. These shares were scheduled to vest in equal monthly installments over the 24 months following the date of grant, subject to acceleration upon our initial public offering and full accelerated vesting upon a change in control of our Company. Dr. Lichter’s shares vested in full and vesting of Mr. Vander Vort’s shares accelerated 12 months in June 2013 upon completion of our initial public offering.

Under our director compensation program, each non-employee director elected to our Board of Directors receives an option to purchase 13,237 shares of our common stock upon commencing service on the Board. These options all vest in equal annual installments over a four-year period measured from the date of grant, subject to full accelerated vesting upon a change in control of our Company. Further, on the date of the first Board meeting held after each annual meeting of stockholders, each non-employee director that has served on our Board of Directors for at least six months receives an option to purchase 6,618 shares of our common stock. These options vest in full on the first anniversary of the date of grant, subject to accelerated vesting upon a change in control of our Company. All options are granted with an exercise price equal to the fair market value of our common stock on the date of grant.

The following table sets forth information regarding the compensation of our non-employee directors earned during 2013:

NAME [1]	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($) [2]	OPTION AWARDS ($) [2]	TOTAL ($)
Robert Gerber	$33,750	$—	$13,012	$46,762
Jay Lichter, Ph.D.	$21,750	$23,375	$78,271	$123,396
Ronald L. Meeusen, Ph.D. [3]	$21,250	$—	$49,201	$70,451
John Vander Vort, Esq.	$18,750	$62,334	$49,201	$130,285
Wendy L. Yarno	$7,742	$—	$224,786	$232,528

[1]	Mr. Tooman served as a member of our Board of Directors prior to joining our Company as an employee and becoming our Chief Financial Officer in November 2013. Mr. Tooman resigned from our Board when he became an employee. Amounts earned by Mr. Tooman for services performed as a director during 2013 have been included in our 2013 Summary Compensation Table above.

EXECUTIVE AND DIRECTOR COMPENSATION

[2]	Amounts represent the aggregate grant date fair value of awards computed in accordance with ASC Topic 718, excluding the effects of any estimated forfeitures. The assumptions used in the valuation of these awards are discussed in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 26, 2014. The table below shows the aggregate numbers of option awards (exercisable and unexercisable) and unvested stock awards held by each non-employee director as of December 31, 2013.

NAME	OPTIONS OUTSTANDING AT FISCAL YEAR END (#)	UNVESTED RESTRICTED SHARES OUTSTANDING AT FISCAL YEAR END (#)
Robert Gerber	4,011	11,282
Jay Lichter, Ph.D.	21,058	—
Ronald L. Meeusen, Ph.D.	13,327	—
John Vander Vort, Esq.	13,327	3,025
Wendy L. Yarno	13,327	—

[3]	Dr. Meeusen resigned from the Board of Directors on February 4, 2014.

Security Ownership of Certain Beneficial Owners and Management

COMMON STOCK

The following table sets forth certain information with respect to holdings of our Common Stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our Common Stock, and (ii) each of our Directors (which includes all nominees), each of our named executive officers and all Directors and executive officers as a group as of March 31, 2014, unless otherwise indicated. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 29,519,420 shares of common stock outstanding as of March 31, 2014, which includes 762,002 shares of restricted common stock that are subject to vesting restrictions and are not considered outstanding for accounting purposes. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of March 31, 2014 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed below is 1901 Olathe Blvd., Kansas City, Kansas 66103. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

NAME OF BENEFICIAL OWNER	NUMBER	PERCENTAGE
5% or Greater Stockholders
Entities affiliated with Avalon Ventures [1]	3,354,568	11.3%
Entities affiliated with MPM BioVentures V 2	2,172,935	7.4%
Executive Officers and Directors
Laura A. Brege.	—	—
David L. Brinkley	—	—
Robert “Rip” Gerber [3]	19,053	*
Ernst Heinen, Ph.D., D.V.M. [4]	105,294	*
Jay Lichter, Ph.D. [1]	3,354,568	11.3%
Merilee Raines	—	—
Linda Rhodes, V.M.D., Ph.D.	466,305	1.6%
Steven St. Peter, M.D. [5]	846,391	2.9%
Julia A. Stephanus [6]	130,543	*
Craig A. Tooman [7]	65,608	*
John Vander Vort, Esq.	31,137	*
Wendy L. Yarno	—	—
All executive officers and directors as a group (12 persons)	5,018,899	17.0%

*	Less than one percent.

[1]	Consists of (i) 3,345,543 shares of Common Stock held by Avalon Ventures IX, L.P., or Avalon L.P. and (ii) 9,025 shares of Common Stock held by Avalon Ventures IX Management, LLC, or Avalon Ventures LLC. Jay Lichter, Ph.D. is the manager of Avalon Ventures LLC and shares voting and dispositive power over the shares held by it. Kevin Kinsella, Stephen Tomlin, Richard Levandov, Brady Bohrmann, Doug Downs and Jay Lichter, Ph.D. are managing directors of Avalon L.P. and share voting and dispositive power over the shares held by it. Each disclaims beneficial ownership of the securities reported herein except to the extent of his respective pecuniary interest therein. The address for Avalon Ventures LLC and Avalon L.P. is 1134 Kline Street, La Jolla, CA 92037.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

[2]	Based on a Schedule 13D/A filed with the SEC on April 10, 2014, reporting ownership as of April 8, 2014, consists of 1,979,668 shares of Common Stock held by MPM BioVentures V, L.P.,77,060 shares of Common Stock held by MPM Asset Management Investors BV5 LLC, 37,117 shares of Common Stock held by MPM Capital LLC, 38,386 shares of Common Stock held by Luke Evnin, 22,767 shares of Common Stock held by James Paul Scopa and 17,937 shares of Common Stock held by Vaughn Kailian. Each of MPM BioVentures V. L.P., MPM Asset Management Investors BV5 LLC, MPM Capital LLC, Luke Evnin, James Paul Scopa and Vaughn Kailian has sole voting power and sole dispositive power over all shares held by such person. MPM BioVentures V GP, LLC, or MPM V GP, is the general partner of MPM BioVentures V, L.P. MPM BioVentures V LLC, or MPM V LLC, is the managing member of MPM V GP and MPM Asset Management Investors BV5 LLC. Medical Portfolio Management LLC is the managing member of MPM Capital LLC. Luke Evnin, Todd Foley, Ansbert Gadicke, Vaughn Kailian and James Paul Scopa (together, the “Listed Persons”) are members of MPM V LLC and have shared voting and dispositive power over the shares held by MPM BioVentures V, L.P. and MPM Asset Management Investors BV5 LLC. Ansbert Gadicke and Luke Evnin are members of Medical Portfolio Management LLC and have shared voting and dispositive power over the shares held by MPM Capital LLC. Each of the Listed Persons disclaims beneficial ownership of the securities reported herein except to the extent of his respective pecuniary interest therein. The address for funds managed by MPM V LLC is 200 Clarendon St., 54th Floor, Boston, MA 02116.

[3]	Consists of (i) 7,520 shares of Common Stock held directly, (ii) 7,522 shares of restricted stock issued upon early exercise of options, all of which will be unvested within 60 days of March 31, 2014 and (iii) 4,011 shares of Common Stock issuable upon exercise of an option that is exercisable within 60 days of March 31, 2014.

[4]	Consists of (i) 39,481 shares of Common Stock held directly and (ii) 65,813 shares of restricted stock issued upon early exercise of options, 6,579 of which will be vested within 60 days of December 31, 2014.

[5]	Represents (i) 302,897 shares of Common Stock held directly, (ii) 86,997 shares of Common Stock held by Vie Venture LLC, a Delaware limited liability company of which Dr. St. Peter is the sole manager, (iii) 355,217 shares of restricted stock, 51,303 of which will be vested within 60 days of March 31, 2014 and (iv) 101,280 shares of Common Stock issued upon early exercise of options, 10,851 of which will be vested within 60 days of March 31, 2014.

[6]	Consists of (i) 38,307 shares of Common Stock held directly, (ii) 30,745 shares of restricted stock, 1,808 of which will be vested within 60 days of March 31, 2014 and (iii) 61,491 shares of Common Stock issued upon early exercise of options, 3,616 of which will be vested within 60 days of March 31, 2014.

[7]	Consists of (i) 44,550 shares of restricted stock, 11,137 of which will be vested within 60 days of March 31, 2014, (ii) 15,042 shares of Common Stock issuable upon exercise of an option that is exercisable within 60 days of March 31, 2014 and (iii) 6,016 shares of Common Stock issuable upon exercise of an option that is exercisable within 60 days of March 31, 2014.

Certain Relationships

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our Board of Directors has adopted a written Related Person Transaction Policy, setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding Common Stock.

SERIES C CONVERTIBLE PREFERRED STOCK FINANCING

From December 2012 through February 2013, we issued and sold to investors an aggregate of 3,043,112 shares of our series C convertible preferred stock at a purchase price of $4.00 per share, for aggregate gross consideration of $12,172,448.

The participants in this convertible preferred stock financing included the following entities who were holders of more than 5% of our capital stock or entities affiliated with them at the time of this financing. The following table presents the number of shares issued to these related parties in this financing. Each share of convertible preferred stock referenced in the discussion above and the table below converted into 0.601685 shares of our Common Stock in connection with our initial public offering, which closed on July 2, 2013.

PARTICIPANTS	SERIES C CONVERTIBLE PREFERRED STOCK
5% or Greater Stockholders [1]
Avalon Ventures IX, L.P.	375,000
Entities affiliated with Cultivian Ventures, LLC [2]	75,000
Entities affiliated with MPM BioVentures V 3	375,000

[1]	Additional details regarding certain of these stockholders and their equity holdings are provided in “Security Ownership of Certain Beneficial Owners and Management.”

[2]	Represents shares held by MidPoint Food & Ag Fund, LP and MidPoint Food & Ag Co-Investment Fund, LP. Cultivian Ventures, LLC is the general partner of MidPoint Food & Ag Fund, LP and MidPoint Food & Ag Co-Investment Fund, LP.

[3]	Represents shares held by MPM BioVentures V, L.P. and MPM Asset Management Investors BV5 LLC.

CERTAIN RELATIONSHIPS

Some of our current or former directors are or were at the time the transactions occurred associated with our principal stockholders as indicated in the table below:

DIRECTOR	PRINCIPAL STOCKHOLDER
Jay Lichter, Ph.D.	Avalon Ventures IX, L.P.
Ronald L. Meeusen, Ph.D. [1]	Entities affiliated with Cultivian Ventures, LLC
John Vander Vort, Esq.	Entities affiliated with MPM BioVentures V

[1]	Resigned from the Board of Directors on February 4, 2014.

INVESTORS’ RIGHTS AGREEMENT

We have entered into an investors’ rights agreement with certain of our stockholders, including entities with which certain of our directors are affiliated. As of March 31, 2014, the holders of approximately 4,407,297 shares of our Common Stock were entitled to rights with respect to the registration of their shares under the Securities Act.

LEASE AGREEMENT

We lease our corporate headquarters, which are located in an office building in Kansas City, Kansas, from MPM Heartland House LLC. Steven St. Peter, M.D., our President and Chief Executive Officer, holds 99.99% of the outstanding membership interests of this entity. The aggregate rent and fees paid pursuant to our agreements with MPM Heartland House LLC was approximately $60,000 for 2013. In May 2013, we entered into a lease with MPM Heartland House LLC for our corporate headquarters covering the period from May 1, 2013 to September 30, 2015. The rent payable under the lease is $63,000 per year. We believe the terms of our lease agreement with MPM Heartland House are no less favorable to us than those that we could have obtained from an unaffiliated third party.

AGREEMENTS AND TRANSACTIONS WITH MPM ASSET MANAGEMENT LLC

We have entered into three services agreements with MPM Asset Management LLC, or MPM Asset Management. John Vander Vort, Esq., one of our directors, was the chief operating officer and a managing director of MPM Asset Management, and was an affiliate of MPM BioVentures V, L.P., one of our principal stockholders.

In May 2013, we entered into a services agreement pursuant to which we sublease office space in our corporate headquarters from MPM Asset Management and it provides us with certain office-related services for the period beginning on May 1, 2013 and ending on September 30, 2015. This agreement may be terminated by either party for a material breach of any provision of the agreement upon 10 days’ prior written notice. The fees payable under the agreement are $5,600 per month during the period from May 1, 2013 through September 30, 2015. In February 2013, we entered into an administrative services agreement pursuant to which we subleased our corporate office space in Boston, Massachusetts from MPM Asset Management and it provided us with certain office-related services. Pursuant to the terms of the agreement, as amended and restated, the agreement terminates on April 30, 2014. We anticipate maintaining the office space on a month to month basis thereafter as we plan to relocate to new corporate office space in the area. In February 2013, we also entered into a services agreement with MPM Asset Management and John Vander Vort, one of our directors, pursuant to which Mr. Vander Vort served as a consultant to us with respect to the management of our legal processes and outside law firms. This agreement was terminated effective as of September 30, 2013. We believe the terms of our agreements with MPM Asset Management were and are no less favorable to us than those that we could have obtained from an unaffiliated third party.

CERTAIN RELATIONSHIPS

The aggregate rent and fees paid pursuant to our service agreements with MPM Asset Management were approximately $159,000 in 2013.

EMPLOYMENT AGREEMENTS

We have entered into employment agreements with our named executive officers. For more information regarding these agreements, see the section in this proxy statement entitled “Executive and Director Compensation—Narrative Disclosure to Compensation Tables—Employment Agreements.”

INDEMNIFICATION AGREEMENTS

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our Directors, executive officers and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. All Reporting Persons are required by SEC regulation to furnish us with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a). Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to the year ended December 31, 2013, except that one transaction for each of Dr. Lichter and Avalon Ventures IX, L.P. was reported late.

Compensation Committee Interlocks and Insider Participation

During 2013, the members of our Compensation Committee were Mr. Tooman, who is no longer a director, but serves as our Chief Financial Officer as of November 2013, Dr. Meeusen, who is no longer a director, Dr. Lichter and Ms. Yarno. Stockholders affiliated with Drs. Lichter and Meeusen purchased shares of our series C convertible preferred stock in December 2012, which converted into shares of our Common Stock upon the closing of our initial public offering in July 2013. For additional information regarding these stockholders and their equity holdings, see the sections in this proxy statement entitled “Certain Relationships” and “Security Ownership of Certain Beneficial Owners and Management.” No current member of our Compensation Committee is or has been our current or former officer or employee. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of our Compensation Committee during the fiscal year ended December 31, 2013.

Stockholders’ Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2015 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 1901 Olathe Boulevard, Kansas City, Kansas 66103 in writing not later than January 2, 2015.

Stockholders intending to present a proposal at the 2015 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2015 Annual Meeting of Stockholders no earlier than the close of business on February 19, 2015 and no later than the close of business on March 21, 2015. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2015 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 19, 2015, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2015 Annual Meeting and not later than the close of business on the 90th day prior to the 2015 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Other Matters

Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our Directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Certain information contained in this proxy statement relating to the occupations and security holdings of our Directors and officers is based upon information received from the individual Directors and officers.

Aratana’s Annual Report on Form 10-K

A copy of Aratana’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 23, 2014 without charge upon written request addressed to:

Aratana Therapeutics, Inc.

Attention: Secretary

1901 Olathe Boulevard

Kansas City, Kansas 66103

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the year ended December 31, 2013 at www.aratana.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

John C. Ayres, Secretary

Kansas City, Kansas

April 29, 2014

ARATANA THERAPEUTICS, INC. 1901 OLATHE BOULEVARD KANSAS CTY, KS 66103

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors
	Nominees	☐	☐	☐
01 Laura A. Brege
02 Robert “Rip” Gerber
03 Wendy L. Yarno

The Board of Directors recommends you vote FOR the following proposal:							For	Against	Abstain
2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014.						☐	☐	☐
NOTE: To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com.

ARATANA THERAPEUTICS, INC.

Annual Meeting of Stockholders

June 19, 2014 9:00 AM EDT

This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of Aratana Therapeutics, Inc. hereby appoint(s) Craig A. Tooman, Chief Financial Officer and Treasurer, and John C. Ayres, General Counsel and Secretary, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of ARATANA THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM EDT on June 19, 2014, at the offices of Latham & Watkins LLP, John Hancock Tower, 20th Floor, 200 Clarendon Street, Boston, MA 02116, and any adjournment, continuation or postponement thereof.

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation, or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side